SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408

 (Address of Principal Executive Offices)

(561) 630-2977

(Registrant's Telephone Number, including area code)

Section 1.  Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Contract

Execution of Promissory Note in Favor of UPDA

Background

On April 23, 2007 (the “Effective Date”), Universal Property Development and Acquisition Corporation (“we” or the “Registrant”) sold US Petroleum Depot, Inc. and Continental Trading Enterprize, Inc., two of its wholly owned subsidiaries to Continental Fuels, Inc., a publicly held Nevada corporation (“CFI”), pursuant to the terms of a Stock Purchase Agreement dated April 20, 2007 by and among the Registrant and CFI (the “SPA”). On the Effective Date, we acquired seventy-seven percent (77%) of the voting stock of CFI. This transaction will be accounted for as a reverse merger as CFI became, and shall be operated as, a majority-owned subsidiary of the Registrant. Pursuant to the terms and conditions of the SPA, on the Effective Date we transferred one-hundred percent (100%) of the capital stock (the “Subsidiary Shares”) of our wholly-owned subsidiaries US Petroleum Depot, Inc. and Continental Trading Enterprizes, Inc. (the “Subsidiaries”), to CFI. The consideration received by us from CFI for the Subsidiary Shares consisted of $2,500,000 in cash, payable within 30 days of the Effective Date, and 50,000 shares of CFI’s Series A Convertible Preferred Stock valued at $5,000,000 (the “Preferred Stock”). The Preferred Stock is currently convertible into 500,000,000 shares of CFI common stock and the Registrant has the right to vote the shares of Preferred Stock on an “as converted” basis in any matters for which the holders of CFI’s common stock are entitled to vote. Based on the number of shares of CFI common stock currently outstanding, as of the Effective Date the Registrant controlled seventy-seven percent (77%) of the voting stock of CFI. As a result, the transaction described herein resulted in a change of control of CFI and CFI became a majority-owned subsidiary of the Registrant.

Promissory Note

Subsequent to the closing of the SPA transaction, the Registrant and CFI mutually agreed to extend the due date for the payment of the $2,500,000 cash portion of the consideration described above. In connection with the agreement to extend such due date, on June 18, 2007, CFI paid an amount equal to $150,000 in cash to the Registrant and executed a Promissory Note, dated as of June 1, 2007, in the amount of $2,350,000 in favor of the Registrant (the “Note”). The Note is due and payable on demand and has an annual interest rate of five percent (5%). Although the Note does not have a specified maturity date, the Registrant and CFI anticipate that the principle due on the Note shall be paid in its entirety by December 31, 2008.

The foregoing description of the Note is a summary of terms, is not intended to be complete and is qualified in its entirety by the complete text thereof, a copy of which are attached hereto as Exhibit 10.1 to this Report.

Section 9.  Financial Statement and Exhibits.

(c) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description
10.1
Promissory Note with Confessed Judgment Provision, dated as of June 1, 2007, by and between Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation, as executed on June 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah
President and Principal Executive Officer

Exhibit Index

Exhibit	Description
10.1
Promissory Note with Confessed Judgment Provision, dated as of June 1, 2007, by and between Continental Fuels, Inc. and Universal Property Development and Acquisition Corporation, as executed on June 18, 2007.